UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2010

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Multi-Fineline Electronix, Inc. (the “Company”) held its Annual Meeting of Stockholders on March 9, 2010. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 20, 2010.

Proposal 1: Election of Directors:

Director	For	Withheld	Broker Non-Votes
Reza Meshgin	22,823,586	327,135	1,130,168
Choon Seng Tan	17,185,668	5,965,053	1,130,168

All of the foregoing candidates were elected and each received affirmative votes not only from more than a majority of the shares voting, but also from a majority of the outstanding shares.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
24,127,798	41,458	111,633	0

The foregoing proposal was approved.

Proposal 3: Approval of Amendment and Restatement to the Amended and Restated 2004 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
21,616,853	1,427,711	106,157	1,130,168

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Multi-Fineline Electronix, Inc., a Delaware corporation

Date: March 11, 2010	By:	/S/ REZA MESHGIN
Reza Meshgin
President and Chief Executive Officer